UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2017

COMMITTED CAPITAL ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Delaware	333-192586	45-4345803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Lexington Avenue, Suite 1208, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-759-2020

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Amended and Restated Trust Agreement

As a result of the special meeting of stockholders described in Item 5.07 below (the “Stockholder Meeting”), on April 10, 2017, Committed Capital Acquisition Corporation II (the “Company”) entered into an agreement with Continental Stock Transfer & Trust Company (“Continental”) to amend and restate the first amended and restated investment management trust agreement entered into between the Company and Continental on April 8, 2016 (the “Amended and Restated Trust Agreement”).

The Amended and Restated Trust Agreement permits distributions from the trust account to pay public stockholders delivering their shares and a letter to Continental requesting redemption in connection with the vote on the Extension Amendment (as defined below) and the Second Redemption (as defined below), and extended the date on which to commence liquidating the trust account in the event the Company has not consummated a business transaction to April 10, 2019 (the “Extended Termination Date”).

A copy of the Amended and Restated Trust Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Expense Agreement

On April 10, 2017, Michael Rapoport (“Rapp”), Philip Wagenheim and Committed Capital Holdings LLC, (the “Sellers”), as holders of certain of the Company’s founder shares (the “Founder Shares”), entered into an agreement with Notespac, LLC (“Notespac”), KASPAC, LLC (“KASPAC”) and KSSPAC, LLC (“KSSPAC”, and together with KASPAC, the “Purchasers”) (the “Expense Agreement”).

The Expense Agreement provides that the Purchasers will enter into definitive agreements with the Sellers, among other holders of Founder Shares, to purchase substantially all of the Founder Shares owned by the Sellers (the “Purchase”). Upon completion of the Purchase, the Purchasers shall have the right to (i) replace the Company’s Board of Directors (the “Board”) with one or more of the Purchasers’ designees, (ii) require the resignation of the Company’s Chief Executive Officer and President, respectively, as well as any other corporate officer, and for the new Board to replace such individuals, and (iii) either purchase, or be empowered to cause the Company to cause forfeiture of, all or substantially all of the Founder Shares not already purchased by the Purchasers, as permitted by those certain insider letter agreements by and between the Company and its initial shareholders. Additionally, upon completion of the Purchase, the Company shall take all appropriate action to cause the following agreements to be terminated: (i) the term sheet entered into by and between the Company and Serruya Private Equity on May 10, 2017 (the “SPE Term Sheet”), (ii) the expense advancement agreement entered into by and between the Company and Broadband Capital Management LLC (“BCM”) on April 11, 2014 (referred to herein as the “Advancement Agreement”, which was terminated on April 10, 2017, as described below) and (iii) the trust indemnification agreement entered into by and between the Company, BCM and Mr. Rapp on April 11, 2014. Upon termination of the SPE Term Sheet, Aaron Serruya will resign from the Board.

The Expense Agreement also provides: (i) upon the closing of the Purchase, Messrs. Rapp and Wagenheim will sell to Notespac for an aggregate sum of $1,000, the principal amount due under any loans and/or advances made to the Company, together with all accrued and unpaid interest thereunder and calculated as of April 10, 2017, subject to adjustment as described in the Expense Agreement, (ii) Notespac will loan sufficient funds to the Company to pay certain costs and expenses related to the proposals described under Item 5.07 below, which costs and expenses shall not exceed, in the aggregate, $175,000, and (iii) Notespac shall enter into a trust indemnification agreement relating to only those expenses and liabilities of the Company arising between the approval of the Extension Amendment and the Second Redemption.

The foregoing description of the Expense Agreement does not purport to be complete and is qualified in its entirety by reference to the Expense Agreement, a copy of which will filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Termination of Advancement Agreement

On April 10, 2017, the Company and Messrs. Rapp and Wagenheim entered into an agreement to terminate the Advancement Agreement (the “Termination”), effective immediately.

The foregoing description of the Termination does not purport to be complete and is qualified in its entirety by reference to the Termination, a copy of which will filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 5.07. Submission of Matters to a Vote of Security Holders

Submission of Matters to Vote of Stockholders

At the Stockholder Meeting, which occurred on April 10, 2017, the Company’s stockholders approved the following:

•	an amendment to the Company’s amended and restated certificate of incorporation (the “Extension Amendment”) to extend the date before which the Company must complete a business transaction to the Extended Termination Date, and provide that the date for cessation of operations of the Company if the Company has not completed a business transaction would similarly be extended;

•	an amendment to the Company’s amended and restated certificate of incorporation to allow holders of the Company’s public shares, in connection with (i) the Extension Amendment and (ii) a second redemption opportunity on the earlier of July 10, 2017 and the consummation of a business transaction (the “Second Redemption”), for a pro rata portion of the funds available in the trust account (the “trust account”) established in connection with the Company’s initial public offering (the “Trust Amendment”), and authorize the Company and the trustee to disburse such redemption payments; and

•	the Amended and Restated Trust Agreement, to permit distributions from the trust account to pay public stockholders properly demanding redemption in connection with the Extension Amendment and the Second Redemption; and extend the date on which to commence liquidating the trust account in the event the Company has not consummated a business transaction from April 10, 2017 to the Extended Termination Date.

The approval of these proposals required the affirmative vote of 65% of the issued and outstanding shares of the Company’s common stock as March 23, 2017.

The voting results for the Extension Amendment were as follows:

FOR	AGAINST	ABSTAIN
9,175,083	0	160,000

The voting results for the Trust Amendment were as follows:

FOR	AGAINST	ABSTAIN
9,195,083	0	140,000

The voting results to approve the Amended and Restated Trust Agreement were as follows:

FOR	AGAINST	ABSTAIN
9,195,083	0	140,000

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

10.1	Second Amended and Restated Investment Management Trust Agreement, dated April 10, 2017, by and between Committed Capital Acquisition Corporation II and Continental Stock Transfer & Trust Company

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Committed Capital Acquisition Corporation II

April 14, 2017	By:	/s/ Michael Rapp
Name: Michael Rapp
Title: Chief Executive Officer and Chairman